EXHIBIT 99.1


       21ST CENTURY TECHNOLOGIES, INC. RETAINS NEW INDEPENDENT ACCOUNTANT


Las Vegas, Nev. - June 29, 2005 - 21st Century Technologies, Inc. ("21st Century" or the "Company") (OTC: TFCY.OB) today announced that it has retained De Joya Griffith & Company, LLC of Henderson, Nevada ("De Joya Griffith") to act as the Company's independent certified public accountant.

It is expected that De Joya Griffith will begin its audit of the Company's financial statements for the year ended December 31, 2004 in approximately three to four weeks as well as perform services in connection with other periodic reports that will be filed by 21st Century.

21st Century is a business development company operated pursuant to the Investment Company Act of 1940. It holds various enterprises as investments and seeks to grow companies in which it has an interest. The Company's current investment portfolio includes prizeWise, Inc., TransOne, Inc., Innovative Weaponry, Inc., Trident Technologies, Inc., DLC General Contracting, Inc. and Mo-DV, Inc. (formerly MMC Entertainment Group, Inc.). The Company's investment ownership in these enterprises ranges from approximately 9% to 100%.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to qualify for the safe harbor from liability provided thereunder. All statements which are not historical statements of fact are "forward-looking statements" for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The Company may experience significant fluctuations in operating results due to the impact of a number of uncertainties including, but not limited to, economic conditions, competitive products or pricing, technological changes and other factors. These uncertainties could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information concerning potential risk factors that could affect the Company's future performance are described from time-to-time in the Company's reports filed with the Securities and Exchange Commission.

Contact:

21st Century Technologies, Inc.
Glenn Glasshagel, CFO 702-248-1588 (11 a.m.-12 p.m. PT Mon.-Fri.)